Exhibit 99.3

Christopher J. Henderson

From:	Ted A ####@####.com
Sent:	Wednesday, September 11, 2019 12:42 PM
To:	Christopher J. Henderson
Subject:	Resignation

Hi Chris,

As I stated during executive session today, I hereby submit my resignation from the Salem Media Group board of directors effective at the close of business today (and the end of today’s board of directors meeting.). It has been a privilege and a pleasure to serve on the board, and, should circumstances permit, I would be happy to serve again on the board in the future. Thank you.

Best Regards,

Ted

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